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EXHIBIT 99.2

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                        5350 Lakeview Parkway South Drive
                             Indianapolis, IN 46268


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                                  July 12, 2005


Thomas L. Carter
Championship Auto Racing Teams, Inc.
5350 Lakeview Parkway South Drive
Indianapolis, IN  46268

Dear Mr. Carter:

        The purpose of this letter is to confirm the amendment to your Employment Agreement. You agree that commencing July 1, 2005, through November 30, 2005, or until we complete our dissolution, whichever occurs first, your salary and benefits will be reduced to $12,692.25 per month payable as determined by the Company.

        If this letter accurately reflects your agreement, please sign a copy of this letter and return it to my attention.

                                            Sincerely,

                                            CHAMPIONSHIP AUTO RACING TEAMS, INC.



                                            By: /s/ Christopher R. Pook
                                                -----------------------
                                                    Christopher R. Pook



ACCEPTED AND AGREED TO THIS 12th DAY OF JULY, 2005



By: /s/ Thomas L. Carter
   ---------------------
    Thomas L. Carter